Exhibit 3.60

JEANNETE GAROFALO

3527 N.E. 168th St., #404

North Miami Beach, FL 33160

Telephone and Telefax: (305) 949-1848

The following is a translation into the English language of a document originally written in the Spanish language. The original document is written on official paper of the Notary Public’s Office No. 4 of Tampico, State of Tamaulipas, United States of Mexico. The stamp of said Public Notary No. 4 is affixed on the top right-hand corner of the front of each page, which translated reads as follows: “(Shield) - United States of Mexico Lic. Ignacio Morales Perales, Public Notary No. 4, Tampico, Tam.” Additionally, on the front of each page, middle left-hand margin, the following typed word appears: “COLLATED”. An illegible signature appears over said word.

The translation now follows and a certificate of translation is attached hereto and made a part of this translation.

TRANSLATION

PUBLIC NOTARY’S OFFICE NO. 4

IN CHARGE OF

Ignacio Morales Perales, Esq.

FIRST TESTIMONY OF THE DOCUMENT Number 13,017.

of VOLUME NUMBER 307	THAT CONTAINS: CONSTITUTION OF THE MERCANTILE CORPORATION NAMED “MEREX DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (CORPORATION WITH A VARIABLE CAPITAL).

IT IS ISSUED FOR: THE MERCANTILE CORPORATION NAMED “MEREX DE MEXICO”, S.A. DE C.V.

DIAGONAL PALMAS LOCAL 8-A	TELS.13-90-80, 13-93-24

CENTRO COMERCIAL “PLAZA PALMAS”	13-95-20 and 13-91-11

CODIGO POSTAL 89110

TAMPICO, TAM., MEXICO.

Ignacio Morales Perales, Esq.

PUBLIC NOTARY NUMBER 4

TAMPICO, TAM.

DOCUMENT NUMBER THIRTEEN THOUSAND SEVENTEEN

VOLUME THREE HUNDRED AND SEVEN

IN THE CITY AND PORT OF TAMPICO, STATE OF TAMAULIPAS, UNITED STATES OF MEXICO, at the thirteen hundred hours of the twelfth day of August, nineteen ninety-six, before me,

ATTORNEY-AT-LAW IGNACIO MORALES PERALES

Public Notary number Four, practicing in this City, personally appeared Messrs. Engineer JUAN JOSE ELIZONDO LOZANO and MEREX CORPORATION, represented by Mr. HANS ERICH ROESCHEL, which information will be evidenced at the end of this document, with the purpose of constituting a CORPORATION WITH A VARIABLE CAPITAL, which will be named “MEREX DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (CORPORATION WITH A VARIABLE CAPITAL), pursuant to the following:

CLAUSES

FIRST. The appearing parties organize and constitute a Mercantile Company under the form of a CORPORATION WITH A VARIABLE CAPITAL.

SECOND. The capital stock is variable, the minimum fixed capital without the right to withdraw is the amount of $50,000.00 (FIFTY THOUSAND PESOS 00/100 NATIONAL CURRENCY), represented by 50,000 (FIFTY THOUSAND) nominative shares, with a nominal value of $1.00 (ONE PESO 00/100 NATIONAL CURRENCY) each, the variable capital is unlimited.

THIRD. The corporation that is constituted by means of this document, will be governed by the following:

BYLAWS:

NAME, DURATION, DOMICILE AND PURPOSE:

ARTICLE 1. The Corporation that is constituted will be named “MEREX DE MEXICO”, which will be always followed by the words SOCIEDAD ANOMINA DE CAPITAL VARIABLE (CORPORATION WITH A VARIABLE CAPITAL) or by the abbreviations thereof “S.A. DE C.V.”,

ARTICLE 2. The duration of the Corporation shall be for NINETY-NINE YEARS, which will be counted from the date of registration of this document in the Commercial Public Registry.

ARTICLE 3. The domicile of the Corporation will be the City and Port of TAMPICO, TAMAULIPAS, being able to establish agencies or branches in any other place of the Republic, if it is so determined by the Only Administrator or by the Board of Directors, as the case may be.

ARTICLE 4. The purpose of the Corporation is:

1. The commerce in general, fabrication, manufacture, purchase, sale, import and export, clipping and lease of machinery, equipment, raw materials and repairs for the industry in general, including the petrochemical, the petroleum, the electrical, the metal-mechanic, etc., hardware items, sales and collection counseling and administration.

AS TO THE CAPITAL STOCK AND THE SHARES

ARTICLE 5. The capital stock is variable, the minimum fixed capital without the right to withdraw is the amount of $50,000.00 (FIFTY THOUSAND PESOS 00/100 NATIONAL CURRENCY), represented by 50,000 FIFTY THOUSAND nominative shares, with a nominal value of $1.00 (ONE PESO 00/100 NATIONAL CURRENCY) each, the variable capital is unlimited.

ARTICLE 6. “Any foreigner that in the act of constitution or at any other subsequent time, acquires an interest or corporate partnership in the corporation, will be considered for that simple fact as a Mexican with respect to one and the other, and it will be understood that he/she agrees not to invoke the protection of his/her Government, under the penalty, in the event of non-compliance with his/her agreement, of losing said interest or partnership to the benefit of the, Mexican Nation”.

ARTICLE 7. The shares will be represented by Provisional Certificates and, on a subsequent date, by certificates of title printed definitively, which will have adhered thereto nominative coupons in the number agreed by the Board of Directors or by the Sole Administrator, as the case may be. The Corporation will have a registry of nominative shares, which will contain that which is indicated in article one hundred twenty-eight of the General Law of Mercantile Corporations.

The Corporation will consider as owner of the shares whoever appears as such in the Registry to which the preceding paragraph refers. The Corporation shall register in said registry, at the request of any holder, the transfers that are effected.

ARTICLE 8. The certificates of title may cover one or more shares and will carry progressive numeration, and will be signed by the President of the Corporation, as well as by other members of the board, if the company is administered by a Board of Directors or by the Sole Administrator, as the case may be, the printed certificates of title shall contain the requirements established in article one hundred twenty-eight of the Organic Law of the First Section of the Constitutional Article twenty-seven.

AS TO THE ADMINISTRATION OF THE CORPORATION.

ARTICLE 9. The Corporation will be administered by a Board of Directors or by the Sole Administrator, as resolved by the General Regular Shareholders’ Meeting. The Meeting, if it decides to do so, will appoint an Alternate for the Sole Administrator. The Sole Administrator, his/her alternate or the members of the Board of Directors, as the case may be, may or may not be shareholders.

ARTICLE 10. In the event that the Corporation is administered by a Board of Directors, the same will be integrated by the number of people decided by the General Regular Shareholders’ Meeting, it may appoint an alternate for each elected member of the board if it agrees to do so. The Sole Administrator and his/her alternate or the Members of the Board, as the case may be, must deposit in possession of the Corporation, during all of the term of his/her assignment, a share or give bond for the same amount in guarantee of his/her action, which will not be returned to them or which bond they cannot cancel, until the accounts corresponding to the fiscal year during which they have carried out their assignment are approved.

ARTICLE 11. The Sole Administrator and his/her alternate or the Board of Directors, as the case may be, will remain in office for a year, which to this effect will be counted from a General Regular Shareholders’ Meeting to another. Either of them, as the case may be, may be reelected and the appointed ones will remain in their offices validly until their substitutes take possession of their offices.

ARTICLE 12. In the event that a Board of Directors is elected, the same, in its first regular meeting, will designate from among its members, upon a majority of votes, a President, a Secretary and a Treasurer, who will also hold the same positions for the Corporation.

The President will be responsible for the exact compliance of this document, of the rules and of the agreements or dispositions of the Meetings. He/She will preside over the Meetings and the Meetings of the Board of Directors and, in his/her absence, will be substituted by the Vice President and, in the absence of the same, by the Vocal.

ARTICLE 13. The Board of Directors will meet at the corporate domicile, or wherever it decides, at least once a month in Regular Meetings and, when necessary, in Special Meetings, provided it is called by the President or by the Secretary. In order for the Board of Directors to hold its meetings legally, the attendance of at least two of its members will be necessary, its resolutions will be taken by majority of votes of the persons in attendance and the President or his/her alternate will have casting vote.

ARTICLE 14. Minutes of each meeting of the Board of Directors will be written up, evidencing the resolutions adopted by the same Board, which will be entered in the Minute Book of the Board and will be signed by the person who presided over the meeting, by the Secretary and by the Commissary. In the file of the board, all of the reports issued to the members of the board will be added as appendixes. The certified copies or summaries of the Minutes of the Board Meetings that are issued for any reason, will be signed by the President in office or by the Secretary.

ARTICLE 15. The Sole Administrator or the Board of Directors, as the case may be, will be the representative body of the Corporation and will have the following faculties and obligations:

I. To represent the Corporation before all types of Administrative, Municipal, Judicial Authorities, before arbitrators and before the Labor Authorities, with General Power of Attorney for Litigation and Collection, with all of the general and special faculties that require special clause pursuant to the Law, without any limitation pursuant to the terms of the first paragraph of article two thousand five hundred fifty-four of the Civil Code in force in the Federal District and its correlatives of the other Federative Entities of the Mexican Republic, including the faculties of abandonment of trial pertaining to constitutional guarantees, to formulate and respond to interrogatories, to appear before the Labor Authorities, before Conciliation and Conciliation and Arbitration Boards, whether Federal or Local, Department of Labor and Social Welfare, directorates of Labor of the State Governments and before any Labor Authority, whether Federal or Local, Syndicates, individual persons, Institutions and Corporations, being able to execute acts of administration before said Labor Authorities and before the Mexican Social Security Institute, administrative authorities, penal authorities, to file complaints collaborating with the Public Ministry in everything that is permitted by the Law, and to execute the acts necessary for the persecution of the crimes and to demand the responsibility and grant pardon.

II. To administer the business and properties of the Corporation, with General Power of Attorney to Administer Assets of the Corporation, pursuant to the terms of the second paragraph of article two thousand five hundred fifty-four of the Civil Code in Force for the Federal District and its correlatives of the other Federative Entities of the Mexican Republic, including the faculty to subscribe, issue and negotiate all types of titles of credit, bonds, obligations, to grant and sign the credits with collateral granted by the corporation and to obtain all types of similar documents.

III. To exercise acts of disposing with respect to all of the properties and rights of the Corporation, with power for Acts of Ownership, pursuant to the terms of the third paragraph of article two thousand five hundred fifty-four of the Civil Code in Force for the Federal District and its concordants of the other Federative Entities of the Mexican Republic.

IV. To establish Agencies or Branches in any place of the Republic and to suppress them.

V. To appoint the Director or Directors, Manager, Sub-Manager and other officers that he/she deems convenient, and the Attorneys-in-Fact, factors, agents, collectors, correspondents and employees of the Corporation and to revoke such appointments, as well as to assign to those members of the personnel the sums that he/she deems convenient as compensation for special works and services after finalizing each fiscal year or at the opportunity that he/she deems proper.

VI. To form the bylaws of the Corporation.

VII. To execute the agreements of the Board.

VIII. To confer General or Special Powers of Attorney, delegating to the Attorneys-in-Fact the faculties that he/she deems convenient and to revoke such powers of attorney.

IX. To carry out in general, all of the acts and operations that are necessary due to the nature and purpose of the corporation. In the event that the corporation is administered by a Board of Directors, the President or his/her alternate in his/her absence, will have all of the faculties conferred to the Board of Directors in this clause.

ARTICLE 16. The Sole Administrator or the Members of the Board, as the case may be, will receive as remuneration, the amount fixed by the General Regular Shareholders’ Meeting that elects him/her, considering such remunerations as normal expenses and inherent of the business.

ARTICLE 17. The Manager will be designated for an indefinite period of time by the Board of Directors or by the Sole Administrator, as the case may be, and will have the following faculties and obligations:

I. To administer the properties and business of the Corporation, according to the instructions of the Board of Directors or of the Sole Administrator, as the case may be, and therefor to make collections and payments, to enter into agreements, to sign, as provided by the bylaws, the respective correspondence and the documents arising from the corporation and to execute the acts required by the ordinary operation of the business of the corporation.

II. To be in charge of the organization of the offices of the corporation and to propose to the Board of Directors or to the Sole Administrator, as the case may be, the appointments or removals of the agents, correspondents, collectors or employees, and to watch over their conduct, having them under his/her orders.

III. To represent the Corporation before the Municipal, Administrative, Judicial Authorities, to administer the business of the Corporation with the same faculties set forth for the Sole Administrator or for the Board of Directors in paragraphs I and II of article fifteen of this document, except the faculty to issue bonds and obligations.

IV. The other ones conferred to him/her by the Sole Administrator or by the Board of Directors, as the case may be.

ARTICLE 18. The Manager or Managers and the Sub-Managers of the Corporation, will have the faculties and obligations that the Board of Directors or the Sole Administrator, as the case may be, determine when conferring their appointment.

ARTICLE 19. The positions of Manager and Sub-Manager are compatible with the position of Member of the Board and said officers will guarantee their management pursuant to the terms that are established in their appointments.

AS TO THE VIGILANCE OF THE CORPORATION

ARTICLE 20. The vigilance of the Corporation will be in charge of a Commissary that will be designated by the General Regular Shareholders’ Meeting, who may appoint his/her alternate. The elected Commissary will remain in his/her office for a year and will act validly until the next General Regular Shareholders’ Meeting makes a new designation and the appointee takes possession of said office, the year of office of the Commissary will be counted in the same manner established for the Sole Administrator or for the Board of Directors. The Commissary may be re-elected and will guarantee his/her action in the same terms as the Sole Administrator or the Members of the Board and will have the remuneration assigned by the Meeting that elects him/her, which will be considered as normal expense and inherent of the business.

AS TO THE MEETINGS

ARTICLE 21. The General Meetings of Shareholders will be Regular and Special and they will meet at the domicile of the Corporation or at the place where it is convened due to an act of nature or of force majeure. The General Regular Meeting will meet at least once a year, within the four months subsequent to the closing of the fiscal year, the General Special Meetings will meet at any time that the Sole Administrator or the Board of Directors, as the case may be, deems it convenient, and the Commissary or the Commissaries, provided that the same are legally convened.

ARTICLE 22. Every shareholder or group of shareholders representing at least thirty-three percent of the paid capital stock, may request the Sole Administrator or the Board of Directors, as the case may be, to call a General Shareholders’ meeting, accompanying to the request the certificates of title accrediting their representation and the Agenda to which the Meeting that is called must be subject. If the Sole Administrator or the Board of Directors, as the case may be, does not issue the requested Call, in a term not greater than ten days counted from the date of receipt of the request, indicating for the Meeting a date within the fifteen days subsequent to the call, the Commissary or Commissaries, at the request of the interested shareholders, will issue the call in the terms in which the Sole Administrator or the Board of Directors would do it.

ARTICLE 23. The call for the General Meeting must be published in the Official Newspaper of the State or in one of major circulation of the domicile of the corporation, at least fifteen days prior to the date when the Meeting should take place. The call must contain the Agenda and will be signed by the Sole Administrator or by his/her Alternate, or by the President in office or by the Secretary of the Board of Directors, as the case may be. Every resolution taken in violation of the provisions of this article, will be null, unless all of the shares are represented at the moment in which the Meeting takes place, as in such a case the Meeting will be validly held, even if the call has not been published.

ARTICLE 24. In order to have the right to attend the Meetings, the shareholders must deposit their shares at least twenty-four hours in advance, at the offices of the corporation, at in the places or Institutions indicated in the call. The deposited shares will be returned once the Meeting has taken place. The deposits of shares made outside of the offices of the Corporation, must be evidenced by means of written communication or telegraphically, made directly to the Corporation itself by the depositing Institution. The shareholders may attend the General Meetings personally or by proxy, and in the latter case, the granting of a simple proxy will suffice.

ARTICLE 25. In order for a General Regular Meeting to be considered as legally established, by virtue of a first call, at least fifty percent of the capital stock must be represented therein, and, if it is a Regular Meeting held by virtue of a second call, it will be valid regardless of the number of shares that are represented. The resolutions in both cases will be taken by a majority of votes of the shareholders, calculating one vote per each share.

ARTICLE 26. In order for a General Special Shareholders’ Meeting to be considered as legally established, by virtue of a first call, at least seventy-five percent of the capital stock must be represented therein, and, if it is a Special Meeting held by virtue of a second call, it will be legally established when, as a minimum, fifty percent of the capital stock is represented therein. Its resolutions will be taken by a majority of votes representing at least fifty percent of the capital stock.

ARTICLE 27. The decisions of the General Meetings taken pursuant to the terms of this document, shall bind the shareholders, even the absentees or dissident.

ARTICLE 28. Once a Meeting is legally established, if, due to lack of time, all of the matters for which it was convened could not be resolved by it, it may suspend the session to continue it on another day, without the need for a new call. Only the rules related to the Meetings held by virtue of a second call will be applicable, when only the items on the Agenda included in the first call are dealt with therein.

ARTICLE 29. The General Meetings will be presided by the Sole Administrator or by his/her Alternate, or, as the case may be, by the President of the Board of Directors and, in his/her absence, by the Vice President, the Vocal or by the person that the Meeting elects to substitute him/her in his/her position. Will act as Secretary the person holding such position in the Board and, in his/her absence, the person legally elected by the Meeting. The President will designate the tellers among the people in attendance, who shall determine the number of shares represented, which designation must fall among the ones representing the higher number of shares.

ARTICLE 30. Of every General Meeting, an attendance record must be signed and minutes will be written up that will be annotated in the authorized Minute Book of Meetings, which will be signed by the President, the Secretary and the Commissary, if the Corporation is administered by a Board of Directors, or, as the case may be, by the Sole Administrator, or his/her Alternate, by the Secretary and by the Commissary. The documents presented to the people that took part in the meetings and the attendance list duly signed by the attendees and by the tellers, will be added as appendixes to the file of the Meetings. The minutes of the meetings that, due to the lack of quorum, could not be established as a meeting, will be signed by the tellers and by the persons who have acted as President and Secretary, as well as by the Commissary.

AS TO THE BALANCE SHEET AND DISTRIBUTION OF

PROFITS AND LOSSES.

ARTICLE 31. The fiscal years will run for a year, which will be counted from January first to December thirty-one, with the exception of the first fiscal year which will be counted from the date of registration of this document in the Commercial Public Registry until December thirty-one of this year.

ARTICLE 32. At the end of each fiscal year, a Balance Sheet of the corporate business will be prepared, which will be submitted to the General Regular Shareholders’ Meeting together with the report from the Board of Directors or the Sole Administrator, as the case may be, and the opinion of the Commissary or Commissaries.

ARTICLE 33. The net profits that are annually obtained pursuant to the approved balance sheet, after making the proper separations for depreciations, amortisations, penalties, remunerations for the Sole Administrator and his/her Alternate or Members of the Board, as the case may be, for the Commissary or the Commissaries, taxes and profit sharing for the workers, will be applicable pursuant to the following terms: a). Five percent will be separated for the formation of the legal reserve, until the same reaches at least a fifth of the paid capital stock. This reserve must be reestablished in the same form, when it has decreased for any reason; b). Any other reserve that the Meeting may wish to establish will be separated from the remnant; c). From the remnant, the amount fixed by the meeting will be distributed as dividend among the shareholders, which will be distributed in proportion to their number of shares; and, d). The remnant, if any, will be brought to a new account, registering it in the account as a profit pending to be applied.

ARTICLE 34. No distribution of profits will be decided pursuant to the terms of the above article, until the balance from which they resulted has been approved by the Meeting.

ARTICLE 35. The losses will be distributed among the shareholders, in proportion to their shares and up to the nominal value thereof, but, if it is agreed by the General Regular Shareholders’ Meeting, the same may be amortized with profits of future fiscal years, unless the same were higher than two thirds of the paid capital stock.

ARTICLE 36. The grantors do not reserve any profit sharing of the Corporation, due to their capacity as founder shareholders.

AS TO THE DISSOLUTION AND LIQUIDATION OF THE CORPORATION

ARTICLE 37. The Corporation will be dissolved:

a). Due to its inability to continue to perform its principal purpose.

b). If the number of shareholders is lower than the number established by the Law.

c). Due to the loss of two thirds of the capital stock.

d). By agreement taken in General Special Shareholders’ Meeting by a majority of the seventy-five percent of the capital stock.

e). Due to the legally declared bankruptcy of the Corporation.

ARTICLE 38. Upon the dissolution of the Corporation, the General Shareholders’ Meeting, by a majority of votes, will make the appointment of the liquidator, and if it does not do it, the same will be appointed by the Judge on duty of the Civil matters of this City, upon being requested to the effect by any of the shareholders.

ARTICLE 39. The liquidator will exercise the liquidation of the Corporation, pursuant to the provisions dictated by the General Meeting to that effect and based on the following:

a). Will conclude the pending business in the manner that he/she deems more convenient; b). Will collect the receivables and will pay the debts of the Corporation; c). Will prepare the balance sheet for the liquidation; d). Will sell the property that needs to be sold in order to cover the liability and to distribute the surplus among the shareholders, unless they agree in a Meeting another way of distribution of said surplus; e). Will distribute the excess liquid asset, in accordance with the final balance of the liquidation that is approved by the Meeting among the shareholders in proportion to their number of shares.

ARTICLE 40. The Commissary will carry out during the liquidation and with respect to the liquidator, the same position that he/she carried out during the normal life of the Corporation, in relation to the Sole Administrator, or to the Board of Directors. The calls for the General Shareholders’ Meetings during the liquidation, will be made by the liquidator or by the Commissary in the same terms than during the normal life of the Corporation, may be effected, respectively, by the Sole Administrator or by the Board of Directors, as the case may be, or by the Commissary.

ARTICLE 41. Pursuant to the provisions of the last paragraph of Article Six of the General Law of Mercantile Corporations, the grantors agree that the clauses of the present document will constitute the bylaws of the Corporation.

ARTICLE 42. All of the other matters not provided for in this document will be governed by the General Law of Mercantile Corporations.

TRANSITORY CLAUSES

FIRST. The appearing parties, being considered as meeting in a Constitutive General Meeting, adopt for their Administration the system of Sole Administrator, appointing for this position the Engineer JUAN JOSE ELIZONDO LOZANO and as Commissary Miss SANDRA IRENE GUTIERREZ RIVERA, with respect to the Sole Administrator of the Corporation, the same will have the same powers and faculties that are established in article fifteen of this incorporation document, with the only limitation that for the exercise of the faculties for Acts of Ownership, Subscription of Titles of Credit, Avals and Granting of Guarantees to third parties, the joint signature of Messrs. Engineer JUAN JOSE ELIZONDO LOZANO and HANS ERICH ROESCHEL will be required.

SECOND. The persons that are indicated in the immediately preceding clause, accept the positions that are conferred to them, declaring their faithful and legal fulfillment, guaranteeing their action, pursuant to the terms of article tenth of this incorporation document.

THIRD. The capital stock of the corporation is formed in the following manner and proportion:

SHAREHOLDER	NUMBER OF SHARES	VALUE
MEREX CORPORATION	35,000	$35,000.00

ENG. JUAN JOSE ELIZONDO LOZANO	15,000	$15,000.00

TOTAL:	50,000	$50,000.00

(FIFTY THOUSAND PESOS 00/100 NATIONAL CURRENCY).

FOURTH. The appearing parties presented before this act the value in cash of the shares to which the preceding paragraphs refer and delivered to the Sole Administrator of the Corporation, who in turn issues to them provisional certificates in the name of each one of them and which must be exchanged for the ones that will be given to them in due time printed definitively, pursuant to the terms of article seven of the Articles of Incorporation and of articles one hundred twenty-four, one hundred twenty-five, one hundred twenty-six, one hundred twenty-seven and one hundred twenty-eight of the General Law of Mercantile Corporations.

I, THE NOTARY CERTIFY,

1st. That I personally know the appearing parties as capable to contract and to bind themselves, and I have no evidence of anything to the contrary, and by their personal information they manifested to be: Engineer JUAN JOSE ELIZONDO LOZANO, born in Mexico, of legal age, married, businessman, original of Reynosa, Tamaulipas, with domicile in Mexico street number five hundred, Colonia Guadalupe, of this City, with Federal Taxpayer Record number (EILJ-531119); Mr. HANS ERICH ROESCHEL, national of Austria, as he accredits it with the Passport Number (R0248002), issued by the Republic of Austria, native of Vienna, fifty-four years old, married, executive, with domicile in 1003 Stoney Hill, Houston, Texas, having been born on April two, nineteen forty-two, who accredits his legal stay in the country with the Migration Form Number (502293), issued in this City, by the Department of Government of the United States of Mexico, dated June twelve, nineteen ninety-six; and Miss SANDRA IRENE GUTIERREZ RIVERA, born in Mexico, twenty-six years old, single, public accountant, native of this City, with domicile in Cuauhtemoc Avenue number two thousand six hundred and five, Colonia Vergel, of this City.

The appearing parties were warned that, if they lied, the penalties established in the Penal Code for the crime of falsehood of information given to an authority will be applied to them.

2nd. That Mr. HANS ERICH ROESCHEL accredited to me his capacity as Attorney-in-Fact of the company “MEREX CORPORATION”, with the document that I transcribe below:

“State of Texas. Apostille. (The Hague Convention of October 5, 1961). 1. Country wherein this public document is prepared. United States of America. 2. Signed by Marilyn S. Rodery. 3. Acting in the capacity as Public Notary of the State of Texas. 4. It has the seal and stamp of Marilyn S. Rodery, Public Notary of the State of Texas, her commission expires on 05-07-99. CERTIFICATE 5. In Austin, Texas. 6. April 6, 1996. 7. By the Alternate Assistant Secretary of the State of Texas. 8. Certificate No. N-106488. 9. Seal. 10. Signature. Lorna Wassdorf. Alternate Assistant Secretary of State. LSW/NO/sai.”.

3rd. That I certify having seen the permit granted by the Ministry of Foreign Relations for the constitution of the Corporation, which will be added to the appendix of this document under the letter “A” and will be completely transcribed in the testimonies issued thereof.

4th. The present document was drafted pursuant to the previously expounded terms, which I read to the appearing parties aloud and clear, explaining to them its contents and legal force thereof, who, in agreement with its tenor, ratify it and sign it in my presence.

5th. That this document occupied eight (8) pages of my protocol, having been signed at the eighteenth hour of the twelfth day of the month of June, nineteen ninety-six. I ATTEST.

ENG. JUAN JOSE ELIZONDO LOZANO. MR. HANS ERICH ROESCHEL. MISS C.P. SANDRA IRENE GUTIERREZ RIVERA. Before me, IGNACIO MORALES PERALES, ESQ., N. P. No. 4. Rubrics. The Authorizing Seal of the Notary that reads: “UNITED STATES OF MEXICO. IGNACIO MORALES PERALES, ESQ. PUBLIC NOTARY No. 4. TAMPICO, TAM.”.

I AUTHORIZE, this document in the City and Port of Tampico, Tamaulipas State, United States of Mexico, at the nineteen hundred hours of the day of its date. I ATTEST. IGNACIO MORALES PERALES, ESQ., N. P. No. 4. Rubric. The Authorizing Seal of the Notary that reads: “UNITED STATES OF MEXICO. IGNACIO MORALES PERALES, ESQ. PUBLIC NOTARY No. 4. TAMPICO, TAM.”

INSERTION.

““ARTICLE 1890. In all of the general powers of attorney for Litigation and Collections, it will suffice to state that they are granted with all of the general and special faculties requiring special clause pursuant to the Law, in order to understand that they are granted without any limitation. In the general powers of attorney to administer property, it will suffice to express that they are granted for that purpose, in order for the attorney-in-fact to have all types of administrative faculties. In the general powers of attorney to carry out acts of ownership, it will suffice to state that said general powers of attorney are granted with that purpose, in order for the attorney-in-fact to have all of the faculties of owner, in relation to the properties as well as to carry out all types of negotiations in order to defend them or administer them. Whenever the faculties of the attorneys-in-fact are to be limited, in the three cases mentioned above, the limitations will be consigned or special powers of attorney will be granted to that respect. The notaries will insert this article in the testimonies of the powers of attorney that are granted before them. They will do the same at the foot of the power of attorney and before the signatures of the ratification if in the text of the document it has not been inserted by the interested parties, by the officers before whom the grantors and the witnesses ratify their signatures in accordance with the section II of article 1887 relating to the 1891.””

DOCUMENTS OF THE APPENDIX:

A). PERMIT GRANTED BY THE MINISTRY OF FOREIGN RELATIONS: “At the upper left margin, a seal printed with the National Shield at the center that reads: MINISTRY OF FOREIGN RELATIONS. MEXICO”. At the upper right margin it reads: PERMIT 09010314. FILE 9609010012. FOLIO No. 10308. The text says:

In attention to the request presented by the C. MIGUEL GONZALEZ ORDORICA, this Ministry grants the permit to constitute an “S.A. DE C.V.” under the name “MEREX DE MEXICO”, S.A. de C.V. This permit will be conditioned to the insertion in the Articles of Incorporation of the clause of exclusion of foreigners set forth in Article 30 or the agreement mentioned in Article 31, both of the Regulation of the Law to Promote the Mexican Investment and to Regulate the Foreign Investment. The Notary or Public Broker before whom this permit is used, must notify the Ministry of Foreign Relations within 90 business days from the date of authorization of the corresponding Public Document. The foregoing is communicated based on Articles 27, Section I, of the Political Constitution of the United States of Mexico, 15 of the Law of Foreign Investment, and on the terms of Article 28, Section V of the Organic Law of the Federal Public Administration. This permit will cease from being effective if the same is not used within the 90 business days after the date of its issuance and is granted without prejudice to the provisions of article 91 of the Industrial Property Law. TLATELOLCO, D.F. as of March 19, 1996.

EFFECTIVE SUFFRAGE NO REELECTION. THE DIRECTOR FOR PERMITS OF CONSTITUTIONAL. ART. 27, CRISTINA ALCALA ROSETE, ESQ. An illegible signature. A Seal that reads: MINISTRY OF FOREIGN RELATIONS. DIRECTORATE GENERAL OF LEGAL MATTERS. P.A.1. 33005.

COLLECTION ORDER: ““FINANCE SHCP. DECLARATION OF PAYMENT OF FEES FOR CERTIFICATIONS, REPOSITIONS, ETC. MARCH 3-96. 555278.175. AUTHORIZED OFFICE. TLATELOLCO, D.F. Name, denomination or trade name

“MEREX DE MEXICO”, S.A. DE C.V. LEGAL SERVICES Impression of cash register, CONSTITUTION Ns 175.00.- PERMIT PURSUANT TO SECTIONS I AND IV OF CONSTITUTIONAL ARTICLE 27. 19528. VALUE TO BE PAID Ns 175.00. No. 1119093””

IT IS FIRST TESTIMONY, FAITHFULLY TAKEN FROM ITS ORIGINAL THAT IS IN THE PROTOCOL OF PUBLIC DOCUMENTS IN MY CHARGE, WHEREIN I ANNOTATED EVIDENCE OF ITS ISSUANCE TO THE MARGIN OF ITS ORIGINAL. IT HAS ELEVEN LAWFUL PAGES DULY REQUISITED AND AUTHORIZED. IT IS ISSUED FOR THE COMPANY “MEREX DE MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (CORPORATION WITH VARIABLE CAPITAL), IN THE CITY AND PORT OF TAMPICO, TAMAULIPAS STATE, UNITED STATES OF MEXICO, ON THE THIRTEENTH DAY OF THE MONTH OF JUNE OF THE YEAR NINETEEN NINETY-SIX.

I ATTEST

(Illegible Signature) IGNACIO MORALES PERALES, ESQ., PUBLIC NOTARY NUMBER 4. The seal of the Public Notary, printed with the Shield of the United States of Mexico at the center, is affixed thereto, which translated reads: IGNACIO MORALES PERALES, ESQ. PUBLIC NOTARY No. 4, TAMPICO, TAM.”

There is a stamp affixed to the document, which translated reads: “(illegible text) June 18, 1996 (illegible text) 479 AT PAGES 7 (illegible text) NUMBER 1 OF CORPORATIONS AND POWERS OF ATTORNEY, (illegible text) June 18, 1996 (illegible text). THE JUDGE 1 (illegible text). (Illegible Signature). There is a stamp of the Supreme Court of Justice of the State of Tampico, Tam. Affixed thereto (illegible text).

JEANNETTE GAROFALO

3527 N.E. 168th St., #404

North Miami Beach, FL 33160

Telephone and Telefax: (305) 949-1848

Certificate of Translation

The foregoing is a translation into the English language of a document originally presented and executed in the Spanish language.

Further, the undersigned certifies that she is fluent in both the English and Spanish languages and that the foregoing is a true and correct translation to the best of her ability.

Miami, Florida - July 29, 1998

/s/ Jeannette Garofalo
Jeannette Garofalo

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI DADE	)

The foregoing instrument was acknowledged before me on this 29th day of July, 1998 by Jeannette Garofalo. She personally appeared before me, is personally known                                                                                                    as identification.

/s/ Rocio A. Lorenzo
Notary Public, State of Florida
Print Name: Rocio A. Lorenzo
My commission expires: June 9, 2002